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                                  EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS




Board of Directors and Stockholders
of Keane, Inc.


We consent to the incorporation by reference in the registration statements of Keane, Inc. on Form S-8 (File Nos. 33-00175, 33-16187, 33-00176, 2-76657,
2-91931, 33-16188, 33-38361, 2-40012, 2-87193, 2-61721, 2-89418, 33-38360,
33-38361, 33-52760, 33-52758, 33-52756, and 33-52762) of our report dated March
21, 1996 on our audits of the consolidated financial statements and the financial statement schedule of Keane, Inc. as of December 31, 1994 and 1995, and for the years ended December 31, 1993, 1994 and 1995, which report is included in this Annual Report on Form 10-K.



Boston, Massachusetts                                  Coopers & Lybrand L.L.P
March 26, 1996

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